As filed with the Securities and Exchange Commission on January 29, 2002
                                                      Registration No. 333-36480
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                               ------------------

                          Regional Bank HOLDRSSM Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
     (State of other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
   of incorporation or organization)          Classification Code Number)              Identification Number)

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registered principal registered executive offices)
                               ------------------
                                   Copies to:


                Andrea L. Dulberg, Esq.                 Andrew B. Janszky, Esq.
                  Corporate Secretary                    Shearman & Sterling
Merrill Lynch, Pierce, Fenner & Smith Incorporated       599 Lexington Avenue
                   250 Vesey Street                     New York, New York 10022
               New York, New York 10281                     (212) 848-4000
                    (212) 449-1000

(Name, address, including zip code, and telephone number, including area code of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. []


================================================================================

PROSPECTUS




                                 [HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                          Regional Bank HOLDRSSM Trust


     The Regional Bank HOLDRSSM Trust issues Depositary Receipts called Regional Bank HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the regional banking industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Regional Bank HOLDRS in a round-lot amount of 100 Regional Bank HOLDRS or round-lot multiples. Regional Bank HOLDRS are separate from the underlying deposited common stocks that are represented by the Regional Bank HOLDRS. For a list of the names and the number of shares of the companies that make up a Regional Bank HOLDR, see "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS" starting on page 10. The Regional Bank HOLDRSSM trust will issue Regional Bank HOLDRS on a continuous basis.

     Investing in Regional Bank HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

     Regional Bank HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Regional Bank HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Regional Bank HOLDRS are listed on the American Stock Exchange under the symbol "RKH". On January 25, 2002, the lasted reported sale price of the Regional Bank HOLDRS on the American Stock Exchange was $115.62.

                                ----------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                The date of this prospectus is January 29, 2002.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                               Lynch & Co., Inc.

                                Table of Contents

                                                                            Page
Summary........................................................................4
Risk Factors...................................................................5
Highlights of Regional Bank HOLDRS............................................10
The Trust.....................................................................18
Description of Regional Bank HOLDRS...........................................18
Description of the Underlying Securities......................................19
Description of The Depositary Trust Agreement.................................21
United States Federal Income Tax Consequences.................................25
Erisa Considerations..........................................................28
Plan of Distribution..........................................................28
Legal Matters.................................................................29
Where You Can Find More Information...........................................29


This prospectus contains information you should consider when making your investment decision. With respect to information about Regional Bank HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Regional Bank HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Regional Bank HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Regional Bank HOLDRS or of the underlying securities through an investment in the Regional Bank HOLDRS.

                                     SUMMARY

     The Regional Bank HOLDRS trust was formed under the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the regional banking industry. The Bank of New York Company, Inc., as the parent company of the trustee, is not one of the companies included in the Regional Bank HOLDRS. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Regional Bank HOLDRS is specified under "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS." This group of common stocks, and the securities of any company that may be added to the Regional Bank HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 18 companies included in the Regional Bank HOLDRS, which may change as a result of reconstitution events, distributions of securities by the underlying issuers or other events. The Regional Bank HOLDRS are separate from the underlying common stocks that are represented by the Regional Bank HOLDRS. On January 25, 2002, there were 998,900 Regional Bank HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Regional Bank HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Regional Bank HOLDRS, including the risks associated with a concentrated investment in regional banks.

General Risk Factors

     o Loss of investment. Because the value of Regional Bank HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Regional Bank HOLDRS if the underlying securities decline in value.

     o Discount trading price. Regional Bank HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, a Regional Bank HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Regional Bank HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the regional banking industry. At the time of the initial offering, the companies included in the Regional Bank HOLDRS were generally considered to be involved in various aspects of the regional banking industry. However, the market price of the underlying securities and the Regional Bank HOLDRS may not necessarily follow the price movements of the entire regional banking industry generally. If the underlying securities decline in value, your investment in the Regional Bank HOLDRS will decline in value even if common stock prices of companies involved in the regional banking industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Regional Bank HOLDRS may not be involved in the regional banking industry. In this case, the Regional Bank HOLDRS may not consist of securities issued only by companies involved in the regional banking industry.

     o Not necessarily comprised of solely regional banking companies. As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Regional Bank HOLDRS and that are not involved in the regional banking industry may be included in Regional Bank HOLDRS. Pursuant to an amendment to the depository trust agreement, the securities of a new company will only be distributed from the Regional Bank HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issues included in Regional Bank HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As there are only 11, broadly defined sector classifications, the use of Standard & Poor's sector classifications to determine whether a new company will be included in the Regional Bank HOLDRS provides no assurance that each new company included in the Regional Bank HOLDRS will be involved in the regional banking industry. Currently, the underlying securities included in the Regional Bank HOLDRS are represented in the Financial sector. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Regional Bank HOLDRS yet not be involved in the regional banking industry. In addition, the sector classifications of securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the Regional Bank HOLDRS which may also result in the inclusion in the Regional Bank HOLDRS of the securities of a new company that is not involved in the regional banking industry.

     o No investigation of underlying securities. The underlying securities initially included in the Regional Bank HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the regional banking industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Regional Bank HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Regional Bank HOLDRS may not necessarily be a diversified investment in the regional banking industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Regional Bank HOLDRS, may also reduce diversification. Regional Bank HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Regional Bank HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Regional Bank HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Regional Bank HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Regional Bank HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Regional Bank HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Regional Bank HOLDRS, you will not be able to trade Regional Bank HOLDRS and you will only be able to trade your underlying securities if you cancel your Regional Bank HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Regional Bank HOLDRS. If the Regional Bank HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Regional Bank HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Regional Bank HOLDRS are delisted. There are currently 18 companies whose securities are included in the Regional Bank HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Regional Bank HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Regional Bank HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Regional Bank Industry

     o The banking industry is heavily regulated on the federal and state levels, and modifications to existing banking laws and regulations or the adoption of new laws may adversely affect the operations of banking and financial institutions. There are numerous federal and state laws with which banking and financial institutions must comply. Adverse regulatory examinations and non-compliance with regulatory requirements may result in sanctions by regulatory agencies, additional regulatory restrictions and damage to the reputation of a bank, its holding company and affiliates. Additionally, government regulation of regional banking companies is intended primarily for the protection of consumers, borrowers and depositors of the banks, rather than of the stockholders of the institutions. Changes to laws and regulations can affect banks' operating environments in substantial and unpredictable ways. Recent changes, including the Gramm-Leach-Bliley Act of 1999 which loosened regulatory restrictions on the securities and other activities of banks and bank holding companies can be expected to have a substantial impact on the U.S. banking industry and individual banks. These changes may adversely affect the nature and scope of banking and financial activities and may have a negative effect on the financial condition and results of operations of a bank or financial institution.

     o Most regional banking companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and their rights generally are subordinate to the interests of third parties. The payment of dividends by subsidiaries of regional banks is subject to legal restrictions. In addition, the right of a parent bank holding company to participate in any distribution of assets upon a subsidiaries' liquidation or reorganization is subject to the prior claims of the subsidiaries' creditors. The ability of a bank holding company to receive dividends or other distributions is unpredictable, and fluctuations in income may adversely affect your investment in the Regional Bank HOLDRS.

     o The ability to maintain or increase market share depends on market acceptance of new products and services offered by regional banks. There is increasing pressure in the banking industry for banks to adapt to changing technologies. Regional banks must adapt services to evolving industry standards and provide more cost efficient services. The widespread adoption of new technologies, including Internet-based services, is likely to require substantial expenditures to modify or adapt the existing products and services offered by many regional banks. In addition, new product research and development may be costly and time-consuming. Many regional banks may not successfully introduce new products, achieve general market acceptance of their services or develop and maintain a loyal customer base. Failure to do so could have a material adverse effect on their business, results of operations and financial condition.

     o As a result of recent changes to the banking industry, some of the companies involved in the regional banking industry are also engaged in other lines of business unrelated to the regional banking business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Regional Bank HOLDRS have lines of business such as insurance, securities brokerage and underwriting, real estate development and equity investing that do not relate to traditional banking activities and which may present additional risks not mentioned in this prospectus. The operating results of these regional banks may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a regional bank's ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company's possible success in traditional banking activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     o The regional banking industry is very competitive, and a regional banking company's failure to establish a customer base will adversely affect its operating results. The competition among regional banks to develop and maintain a customer base can be intense. Customer loyalty can be easily influenced by a competitor's new offerings, and pricing policies, especially those offerings which provide cost savings. Many regional banks face significant competition from other banks, financial institutions and companies which have greater market share and financial resources, including banks which operate on a national or international level. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area and may have greater resources with which to acquire other companies in the industry. In addition, the Gramm-Leach-Bliley Act of 1999 broadens the scope of activities for regional banks meeting certain criteria. Regional banks that meet this criteria, referred to as "financial holding companies," may be able to offer a wider range of products and services, perhaps at a more competitive rate, and may realize a competitive advantage over other regional banks.

     o Inability to manage rapid growth could adversely affect systems, management resources and revenues. Many regional banks are, or plan to, rapidly expand their operations. The marketing and expansion strategies of many of these regional banks has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. In recent years, there has been substantial consolidation among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products, which may enhance their competitive position and result in pricing pressure on traditional banking businesses. The ability of a bank to successfully complete an acquisition is subject to regulatory approval and there can be no assurance that approval will be granted. Some regional banks may have difficulty integrating acquired companies, which frequently operate in different markets than the acquiring bank. This may result in failure to realize expected cost savings, increases in geographic presence, increases in revenue and other projected benefits from such integration. Furthermore, regional banks may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     o The financial and international operations of many banks exposes them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many banks regularly trade in foreign currencies, engage in interest rate, foreign exchange and related derivative transactions, and, to a lesser extent, acquire and trade in non-U.S. securities. In addition, many regional banks have international operations. The risks of international business that the companies are exposed to include the following:

          o    general economic, social and political conditions;

          o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

          o differing tax rates, tariffs, exchange controls or other similar restrictions;

          o volatility of currency markets and value of worldwide financial markets;

          o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     o Regional bank stock prices may be volatile, which will directly affect the price volatility of the Regional Bank HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of regional banks can be volatile. Regional bank stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

          o actual or anticipated variations in the banks' quarterly operating results;

          o announcements of technological innovations or new services by regional banks or their competitors;

          o announcements by regional banks or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o failure to integrate or realize projected benefits from acquisitions;

          o    changes in government regulations; and

          o    fluctuations in quarterly and annual operating results.

     o Other broad market and industry factors may decrease the stock price of regional banks' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of regional banks' stocks. Economists have declared that the United States' economy is currently in a recession. The recession has adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These current conditions could have a material adverse affect on loan and deposit growth, loan loss reserves and, as a result, the financial condition and results of operations of companies whose common stocks are included in Regional Bank HOLDRS. The events of September 11, 2001, in New York and Washington, D.C., as well as the United States' war on terrorism, may have an unpredictable effect on economic conditions of companies whose common stocks are included in Regional Bank HOLDRS. Companies whose common stocks are included in Regional Bank HOLDRS results of operations and financial condition could be adversely impacted if those events and other related events cause a further decline in the economy.

     o Many regional banks are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. Many regional banks are highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these banks lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these regional banks will be able to continue to attract and retain qualified personnel.

     o Fluctuations in interest rates could adversely affect the profitability of companies whose common stocks are included in the Regional Bank HOLDRS. Changes in market interest rates, including changes in the relationship between short-term and long-term market interest rates or between different interest rate indices, can impact margin spread, that is, the difference between the interest rates the companies whose common stocks are included in the Regional Bank HOLDRS charge on interest earning assets, such as loans, and the interest rates they pay on interest bearing liabilities, such as deposits. The impact, particularly in a falling interest rate environment, which is currently the case, could result in an increase in such companies' interest expense relative to their interest income.

     o Companies whose common stocks are included in the Regional Bank HOLDRS are exposed to risks in connection with the loans they make. A significant source of risk for those companies whose common stocks are included in the Regional Bank HOLDRS arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses may not prevent unexpected losses that could adversely affect the results of operations of companies whose securities are included in the Regional Bank HOLDRS. Such risk is exacerbated in a recessionary environment, which is currently the case.

                       HIGHLIGHTS OF REGIONAL BANK HOLDRS

         This discussion highlights information regarding Regional Bank HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Regional Bank HOLDRS.

Issuer...........................       Regional Bank HOLDRS Trust.

The trust........................       The Regional Bank HOLDRS Trust was
                                        formed under the depositary trust
                                        agreement, dated as of May 18, 2000, as
                                        amended and restated on June 21, 2000,
                                        among The Bank of New York, as trustee,
                                        Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Regional Bank HOLDRS and
                                        was amended on November 22, 2000. The
                                        trust is not a registered investment
                                        company under the Investment Company Act of 1940.

Initial depositor................       Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee..........................       The Bank of New York, a New York
                                        state-chartered banking organization, is the trustee and receive compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Regional Bank
                                        HOLDRS representing the underlying
                                        securities issued by the trust. The
                                        trustee holds the underlying securities
                                        on behalf of the holders of Regional
                                        Bank HOLDRS.

Purpose of Regional Bank
HOLDRS...........................       Regional Bank HOLDRS are designed to
                                        achieve the following:

                                        Diversification. Regional Bank HOLDRS
                                        are designed to allow you to diversify
                                        your investment in the regional banking
                                        industry through a single,
                                        exchange-listed instrument representing
                                        your undivided beneficial ownership of
                                        the underlying securities.

                                        Flexibility. The beneficial owners of
                                        Regional Bank HOLDRS have undivided
                                        beneficial ownership interests in each
                                        of the underlying securities represented by the Regional Bank HOLDRS, and can cancel their Regional Bank HOLDRS to receive each of the underlying securities represented by the Regional Bank HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Regional Bank HOLDRS are expected to be
                                        less than separately buying and selling
                                        each of the underlying securities in a
                                        traditional brokerage account with
                                        transaction-based charges.

Trust assets.....................       The trust holds shares of common stock
                                        issued by specified companies that, when initially selected, were involved in the regional banking industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement--Distributions"
                                        and--Reconstitution events." There are
                                        currently 18 companies included in the
                                        Regional Bank HOLDRS.

                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Regional Bank HOLDRS........        The trust has issued, and may continue
                                        to issue Regional Bank HOLDRS that
                                        represent an undivided beneficial
                                        ownership interest in the shares of
                                        common stock that are held by the trust.
                                        The Regional Bank HOLDRS themselves are
                                        separate from the underlying securities
                                        that are represented by the Regional
                                        Bank HOLDRS.

                                        The following chart provides the

                                        o  names of the 18 issuers of the
                                           underlying securities currently
                                           represented by a Regional Bank HOLDR,

                                        o  stock ticker symbols,

                                        o  share amounts currently represented
                                           by a round-lot of 100 Regional Bank
                                           HOLDRS, and

                                        o  principal U.S. market on which the
                                           underlying securities are traded.


Name of Company                           Ticker  Share Amounts  Primary Trading Market

AmSouth Bancorporation                    ASO         12                NYSE
Bank One Corporation                      ONE         33                NYSE
BB&T Corporation                          BBT         10                NYSE
Comerica Incorporated                     CMA          5                NYSE
Fifth Third Bancorp                       FITB        13.5              NASDAQ
FleetBoston Financial Corporation         FBF         25                NYSE
KeyCorp                                   KEY         13                NYSE
Marshall & Ilsley Corporation             MI           3                NYSE
Mellon Financial Corporation              MEL         14                NYSE
National City Corporation                 NCC         18                NYSE
Northern Trust Corporation                NTRS         7                NASDAQ
State Street Corporation                  STT         10                NYSE
SunTrust Banks, Inc.                      STI          9                NYSE
Synovus Financial Corp.                   SNV          8                NYSE
The PNC Financial Services Group, Inc.    PNC          9                NYSE
U.S. Bancorp                              USB         56.83             NYSE
Wachovia Corporation                      WB          41                NYSE
Wells Fargo & Co.                         WFC         24                NYSE

-------------------

          The companies whose common stocks were included in the Regional Bank HOLDRS, at the time the Regional Bank HOLDRS were originally issued, generally were considered to be among the 20 largest and most liquid regional banks with U.S. traded common stock, as measured by market capitalization and trading volume on May 2, 2000. The Bank of New York Company, Inc., as the parent company of the trustee, is not one of the companies included in the Regional Bank HOLDRS. The market capitalization of a company is determined by multiplying the price of its common stock by the number of its outstanding securities.

          The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

          The number of outstanding Regional Bank HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.


Purchases.......................        You may acquire Regional Bank HOLDRS in
                                        two ways:

                                        o  through an in-kind deposit of the
                                           required number of shares of common
                                           stock of the underlying issuers with
                                           the trustee, or

                                        o  through a cash purchase in the
                                           secondary trading market.

Issuance and cancellation fees..        If you wish to create Regional Bank
                                        HOLDRS by delivering to the trust the
                                        requisite shares of common stock
                                        represented by a round-lot of 100
                                        Regional Bank HOLDRS, The Bank of New
                                        York as trustee will charge you an
                                        issuance fee of up to $10.00 for each
                                        round-lot of 100 Regional Bank HOLDRS.
                                        If you wish to cancel your Regional Bank
                                        HOLDRS and withdraw your underlying
                                        securities, The Bank of New York as
                                        trustee will charge you a cancellation
                                        fee of up to $10.00 for each round-lot
                                        of 100 Regional Bank HOLDRS.

Commissions.....................        If you choose to deposit underlying
                                        securities in order to receive Regional
                                        Bank HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee, charged by the trustee, described above.

Custody fees....................        The Bank of New York, as trustee and as
                                        custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Regional Bank HOLDRS, to be
                                        deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Regional Bank
HOLDRS..........................        You have the right to withdraw the
                                        underlying securities upon request by
                                        delivering a round-lot or integral
                                        multiple of a round-lot of Regional Bank
                                        HOLDRS to the trustee, during the
                                        trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Regional
                                        Bank HOLDRS would otherwise require the
                                        delivery of a fractional share, the
                                        trustee will sell the fractional share
                                        in the market and the trust, in turn,
                                        will deliver cash in lieu of the
                                        fractional share. Except with respect to the right to vote for dissolution of the trust, the Regional Bank HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities...........        Regional Bank HOLDRS represents your
                                        beneficial ownership of the underlying
                                        securities. Owners of Regional Bank
                                        HOLDRS have the same rights and
                                        privileges as if they owned the
                                        underlying securities beneficially
                                        outside of Regional Bank HOLDRS. These
                                        include the right to instruct the
                                        trustee to vote the underlying
                                        securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                        Regional Bank HOLDRS and the right to
                                        surrender Regional Bank HOLDRS to
                                        receive the underlying securities.
                                        Regional Bank HOLDRS does not change
                                        your beneficial ownership in the
                                        underlying securities under United
                                        States federal securities laws,
                                        including sections 13(d) and 16(a) of
                                        the Exchange Act. As a result, you have
                                        the same obligations to file insider
                                        trading reports that you would have if
                                        you held the underlying securities
                                        outside of Regional Bank HOLDRS.
                                        However, due to the nature of Regional
                                        Bank HOLDRS, you will not be able to
                                        participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your
                                        Regional Bank HOLDRS (and pay the
                                        applicable fees) and receive all of the
                                        underlying securities.

                                        A holder of Regional Bank HOLDRS is not
                                        a registered owner of the underlying
                                        securities. In order to become a
                                        registered owner, a holder of Regional
                                        Bank HOLDRS would need to surrender
                                        their Regional Bank HOLDRS, pay the
                                        applicable fees and expenses, receive
                                        all of the underlying securities and
                                        follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        You retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Regional Bank HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Regional Bank

                                        HOLDRS in "street name" through a
                                        brokerage account. The trustee will not
                                        attempt to exercise the right to vote
                                        that attaches to, or give a proxy with
                                        respect to, the underlying securities
                                        other than in accordance with your
                                        instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to the underlying
                                        securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's sector classification that is different from the sector classifications represented in the Regional Bank HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Regional Bank HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Regional Bank HOLDRS (and pay the
                                        applicable fees and expenses) and
                                        receive all of your underlying
                                        securities in exchange for your Regional
                                        Bank HOLDRS. For specific information
                                        about obtaining your underlying
                                        securities, you should read the
                                        discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement -Withdrawal of Underlying
                                        Securities."


Ownership rights in
fractional shares in the
underlying securities...........        As a result of distributions of
                                        securities by companies included in the
                                        Regional Bank HOLDRS or other corporate
                                        events, such as mergers, a Regional Bank
                                        HOLDR may represent an interest in a
                                        fractional share of an underlying
                                        security. You are entitled to receive
                                        distributions proportionate to your
                                        fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.

                                        The trustee will aggregate the votes of
                                        all of the share fractions represented
                                        by Regional Bank HOLDRS and will vote
                                        the largest possible number of whole
                                        shares. If, after aggregation, there is
                                        a fractional remainder, this fraction
                                        will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 Regional Bank HOLDRS are outstanding and each Regional Bank HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Regional Bank HOLDRS. If 50,000 holders of such Regional Bank HOLDRS vote their underlying securities "yes" and 50,001 vote "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events...........        The depositary trust agreement provides
                                        for the automatic distribution of
                                        underlying securities from the Regional
                                        Bank HOLDRS to you in the following four circumstances:

                                        A.  If an issuer of underlying
                                            securities no longer has a class of
                                            common stock registered under
                                            section 12 of the Securities
                                            Exchange Act of 1934, then its
                                            securities will no longer be an
                                            underlying security and the trustee
                                            will distribute the shares of that
                                            company to the owners of the
                                            Regional Bank HOLDRS.

                                        B. If the SEC finds that an issuer of
                                           underlying securities should be
                                           registered as an investment company
                                           under the Investment Company Act of
                                           1940, and the trustee has actual
                                           knowledge of the SEC finding, then
                                           the trustee will distribute the
                                           shares of that company to the owners
                                           of the Regional Bank HOLDRS.

                                        C. If the underlying securities of an
                                           issuer cease to be outstanding as a
                                           result of a merger, consolidation,
                                           corporate combination or other event,
                                           the trustee will distribute the
                                           consideration paid by and received
                                           from the acquiring company or the
                                           securities received in exchange for
                                           the securities of the underlying
                                           issuer whose securities cease to be
                                           outstanding to the beneficial owners
                                           of Regional Bank HOLDRS, only if the
                                           Standard & Poor's sector
                                           classification of the securities
                                           received as consideration is
                                           different from the sector
                                           classifications represented in the
                                           Regional Bank HOLDRS at the time of
                                           the distribution or exchange or if
                                           the securities received are not
                                           listed for trading on a U.S. national
                                           securities exchange or through the
                                           Nasdaq National Market System. In
                                           any other case, the additional
                                           securities received will be deposited
                                           into the trust.

                                        D. If an issuer's underlying securities
                                           are delisted from trading on a U.S.
                                           national securities exchange or
                                           through the Nasdaq National Market
                                           System and are not listed for trading
                                           on another U.S. national securities
                                           exchange or through the Nasdaq
                                           National Market System within five
                                           business days from the date the
                                           securities are delisted.

                                        To the extent a distribution of
                                        underlying securities from the Regional
                                        Bank HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                                        In addition, securities of a new company will be added to the Regional Bank HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification from any other security then included in the Regional Bank HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                        It is anticipated, as a result of the
                                        broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Regional Bank HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Regional Bank HOLDRS will be distributed from the Regional Bank HOLDRS to you.

Standard & Poor's sector
classifications................         Standard & Poor's Corporation is an
                                        independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard
                                        & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the Regional Bank HOLDRS are currently represented in the Financial sector. The Standard & Poor's sector classifications of the securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard &
                                        Poor's alters the criteria it uses to
                                        determine sector classifications, or
                                        both.

Termination events.............        A.  The Regional Bank HOLDRS are delisted
                                           from the American Stock Exchange and
                                           are not listed for trading on another
                                           national securities exchange or
                                           through the Nasdaq National Market
                                           System within five business days
                                           from the date the Regional Bank
                                           HOLDRS are delisted.

                                        B. The trustee resigns and no successor
                                           trustee is appointed within 60 days
                                           from the date the trustee provides
                                           notice to Merrill Lynch, Pierce,
                                           Fenner & Smith Incorporated, as
                                           initial depositor, of its intent to
                                           resign.

                                        C. 75% of beneficial owners of
                                           outstanding Regional Bank HOLDRS vote
                                           to dissolve and liquidate the trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities as promptly as practicable
                                        after the termination event. Upon
                                        termination of the depositary trust
                                        agreement and prior to distributing the
                                        underlying securities to you, the
                                        trustee will charge you a cancellation
                                        fee of up to $10.00 per round-lot of 100
                                        Regional Bank HOLDRS surrendered, along
                                        with any taxes or other governmental
                                        charges, if any.

United States federal income
tax consequences................        The United States federal income tax
                                        laws will treat a U.S. holder of
                                        Regional Bank HOLDRS as directly owning
                                        the underlying securities. The Regional
                                        Bank HOLDRS themselves will not result
                                        in any United States federal tax
                                        consequences separate from the tax
                                        consequences associated with ownership
                                        of the underlying securities.

Listing.........................        The Regional Bank HOLDRS are listed for
                                        listing on the American Stock Exchange
                                        under the symbol "RKH". On January 25,
                                        2002, the last reported sale price of
                                        the Regional Bank HOLDRS on the American
                                        Stock Exchange was $115.62.

Trading.........................        Investors are only able to acquire,
                                        hold, transfer and surrender a round-lot of 100 Regional Bank HOLDRS. Bid and ask prices, however, are quoted per single
                                        Regional Bank HOLDR.

Clearance and settlement........        Regional Bank HOLDRS have been issued in
                                        book-entry form. Regional Bank HOLDRS
                                        are evidenced by one or more global
                                        certificates that the trustee has
                                        deposited with The Depository Trust
                                        Company, referred to as DTC. Transfers
                                        within DTC will be in accordance with
                                        DTC's usual rules and operating
                                        procedures. For further information see
                                        "Description of Regional Bank HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Regional Bank HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Regional Bank HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Regional Bank HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000. The depository trust agreement was amended November 22, 2000. The Bank of New York is the trustee. The Regional Bank HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Regional Bank HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Regional Bank HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF REGIONAL BANK HOLDRS

     The trust has issued Regional Bank HOLDRS under the Depositary Trust Agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Regional Bank HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

     Regional Bank HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS."

     Beneficial owners of Regional Bank HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Regional Bank HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Regional Bank HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Regional Bank HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Regional Bank HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Regional Bank HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Regional Bank HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Regional Bank HOLDRS are available only in book-entry form. Owners of Regional Bank HOLDRS may hold their Regional Bank HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of specified companies that, at the time of selection, were involved in various aspects of the regional banking industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the regional banking industry as measured by market capitalization and trading volume.

     The Regional Bank HOLDRS may no longer consist of securities issued by companies involved in the regional banking industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the regional banking industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Regional Bank HOLDRS, please refer to "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies. Accordingly, before you acquire Regional Bank HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all the underlying securities currently represented by a single Regional Bank HOLDR measured at the close of the business day on January 31, 1995, and thereafter as of the end of each month to December 2001. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1995       Price  1996      Price 1997       Price 1998       Price 1999      Price  2000       Price   2001    Price
----       -----  ----      ----- ----       ----- ----       ----- ----      -----  ----       -----   ----    -----
January    42.48  January   57.82 January    82.71 January   111.39 January   128.17 January    100.07  January       122.85
February   44.19  February  59.75 February   86.55 February  121.08 February  128.38 February    84.32  February      117.25
March      43.57  March     60.39 March      80.23 March     129.05 March     127.14 March      103.38  March         114.35
April      44.41  April     60.77 April      85.29 April     130.46 April     136.32 April       98.89  April         111.85
May        48.69  May       61.82 May        88.04 May       123.47 May       127.46 May        108.80  May           117.91
June       47.98  June      60.65 June       92.89 June      126.98 June      129.44 June        92.23  June          117.54
July       48.88  July      61.03 July      104.08 July      126.11 July      120.79 July        96.51  July          120.01
August     50.93  August    64.39 August     99.06 August     99.46 August    112.68 August     109.35  August        115.26
September  53.05  September 68.93 September 105.22 September 110.27 September 106.27 September  114.16  September     108.77
October    52.00  October   74.03 October   103.20 October   122.82 October   122.40 October    110.61  October        99.92
November   56.92  November  80.08 November  109.49 November  126.08 November  112.89 November   109.20  November      108.75
December   57.27  December  75.81 December  116.15 December  135.14 December  101.42 December   119.60  December      111.96




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                                       20

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                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Regional Bank HOLDRS, provides that Regional Bank HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for the Regional Bank HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Regional Bank HOLDRS. You may create and cancel Regional Bank HOLDRS only in round-lots of 100 Regional Bank HOLDRS. You may create Regional Bank HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS. Similarly, you must surrender Regional Bank HOLDRS in integral multiples of 100 Regional Bank HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Regional Bank HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Regional Bank HOLDRS unless the distributed securities are not listed for trading on U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities are of a company with Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Regional Bank HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Regional Bank HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from Regional Bank HOLDRS to you in the following four circumstances:

          A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

          B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

          C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Regional Bank HOLDRS, only if, as provided in the amendment of the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Regional Bank HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional underlying securities received as consideration will be deposited into the trust.

          D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     In addition, securities of a new company will be added to the Regional Bank HOLDR, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in Regional Bank HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Regional Bank HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Regional Bank HOLDRS will be distributed from the Regional Bank HOLDRS to you.

     Standard & Poor's classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the Regional Bank HOLDRS are currently represented in the Financial sector. The Standard & Poor's sector classifications of the securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Regional Bank HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Regional Bank HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Regional Bank HOLDRS.

     Further issuances of Regional Bank HOLDRS. The depositary trust agreement provides for further issuances of Regional Bank HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Regional Bank HOLDRS will surrender their Regional Bank HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Regional Bank HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within 5 business days from the date the Regional Bank HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Regional Bank HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Regional Bank HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Regional Bank HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Regional Bank HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Regional Bank HOLDRS.

     Issuance and cancellation fees. If you wish to create Regional Bank HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS. If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Regional Bank HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be any of the members of the selling group or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286, temporarily relocated to 1 Wall Street, New York, NY 10286.

     Governing law. The depositary trust agreement and the Regional Bank HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Regional Bank HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the U.S. federal income tax consequences relating to the Regional Bank HOLDRS for:

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in the United States or under the laws of the United States;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Regional Bank HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Regional Bank HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Regional Bank HOLDRS

     A receipt holder purchasing and owning Regional Bank HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Regional Bank HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Regional Bank HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Regional Bank HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Regional Bank HOLDRS. Similarly, with respect to sales of Regional Bank HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Regional Bank HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Regional Bank HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Regional Bank HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders. If a foreign issuer pays a dividend in a currency other than U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Regional Bank HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstance will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Utilities HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Regional Bank HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Regional Bank HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Regional Bank HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Regional Bank HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Regional Bank HOLDRS. The trust delivered the initial distribution of Regional Bank HOLDRS against deposit of the underlying securities in New York, New York on approximately June 27, 2000.

     Investors who purchase Regional Bank HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on the application charges.

     Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. Merrill Lynch may also have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Regional Bank HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Regional Bank HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Regional Bank HOLDRS were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Regional Bank HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Regional Bank HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Regional Bank HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

     Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Regional Bank HOLDRS. This prospectus relates only to Regional Bank HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Regional Bank HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Regional Bank HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1996, 1997, 1998, 1999, 2000 and 2001. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 11. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                          AMSOUTH BANCORPORATION (ASO)

     AmSouth Bancorporation is a financial holding company and a bank holding company which, through its subsidiaries, provides financial products and services through banking offices. AmSouth's principal activities include consumer and commercial banking and wealth management. AmSouth operates principally in the southeastern states, and maintains banking offices in Tennessee, Florida, Alabama, Georgia, Louisiana and Mississippi. In addition, AmSouth provides select financial services outside of its banking markets through non-bank subsidiaries.

            Closing             Closing             Closing             Closing             Closing            Closing
   1996      Price      1997     Price      1998     Price      1999     Price      2000     Price     2001    Price
January     11 47/64  January   15 17/64  January   24        January   29 3/8    January   17 7/16  January   17.33
February    11 43/64  February  15 3/16   February  24 31/32  February  31 1/64   February  14 5/16  February  17.42
March       11 33/64  March     14 19/64  March     26 1/4    March     30 1/64   March     14 5/16  March     16.81
April       11 3/8    April     15 5/8    April     27 23/32  April     31 5/64   April     14 9/16  April     17.15
May         11 17/64  May       17 25/64  May       25 5/8    May       28 3/8    May       18 1/16  May       18.39
June        10 45/64  June      16 13/16  June      26 13/64  June      23 3/16   June      15 3/4   June      18.49
July        10 59/64  July      19 11/64  July      26 29/64  July      22 7/8    July      16 13/16 July      19.88
August      11 43/64  August    18 11/16  August    22 59/64  August    21 7/8    August    18 17/64 August    19.02
September   13 3/16   September 21 17/32  September 22 3/4    September 23 7/16   September 12 1/2   September 18.07
October     13 47/64  October   21 23/64  October   26 51/64  October   25 5/8    October   13 15/16 October   17.29
November    14 25/32  November  23 9/64   November  28 11/64  November  22 9/16   November  14 7/8   November  18.32
December    14 21/64  December  24 9/64   December  30 26/64  December  19 5/16   December  15 1/4   December  18.90

The closing price on January 25, 2002 was $21.06.

                           BANK ONE CORPORATION (ONE)

     Bank One Corporation is a bank holding company, which through its subsidiaries provides domestic retail banking, worldwide corporate and institutional banking and trust and investment management services. Bank One also engages in credit card and merchant processing, education finance, mortgage lending and servicing, insurance, venture capital financing, investment and merchant banking, trust, brokerage and investment management services, leasing, community development and data processing. Bank One operates banking offices in Florida, the Midwestern United States and the Southwestern United States.


            Closing             Closing             Closing             Closing             Closing            Closing
   1996       Price     1997     Price      1998     Price      1999     Price      2000     Price     2001    Price
January     31 19/64   January   41 1/4    January   50 51/64  January   52 3/8    January   29 13/16 January   39.20
February    32 25/64   February  40 7/64   February  56 1/2    February  53 3/4    February  25 7/8   February  35.27
March       32 25/64   March     36 9/64   March     53 3/4    March     55 1/16   March     34 3/8   March     36.18
April       31 19/32   April     38 33/64  April     58 13/16  April     58 3/32   April     30 1/2   April     37.77
May         33 41/64   May       39 5/16   May       55 1/8    May       56 9/16   May       33 1/8   May       39.60
June        30 19/32   June      44 1/32   June      55 13/16  June      59 9/16   June      26 9/16  June      35.80
July        31 23/64   July      51 1/64   July      51 11/16  July      54 9/16   July      31 13/16 July      38.71
August      34 57/64   August    48 11/16  August    39 1/6    August    40 1/8    August    35 17/64 August    34.69
September   37 17/64   September 50 29/32  September 42 7/16   September 34 13/16  September 38 1/16  September 31.47
October     38 3/4     October   47 25/64  October   48 3/4    October   37 13/16  October   36 1/2   October   33.19
November    43 19/64   November  46 45/64  November  51 1/2    November  35 5/16   November  35 13/16 November  37.44
December    39 3/32    December  49 3/8    December  51 1/16   December  32        December  36 10/16 December  39.05

The closing price on January 25, 2002 was $39.15.

                             BB&T CORPORATION (BBT)

     BB&T Corporation is a bank holding company which, through its subsidiaries, provides a full range of traditional commercial banking services and related financial services, including investment brokerage, investment banking, trust, insurance and leasing services. BB&T operates in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky and the metropolitan Washington, D.C. area.

             Closing             Closing            Closing            Closing            Closing           Closing
   1996      Price      1997     Price      1998     Price     1999     Price     2000     Price    2001    Price
January      14 9/16  January    19 3/8   January   29 15/32 January   38 1/4   January   28 1/8   January   36.63
February     14       February   19 7/16  February  31 1/32  February  37 7/8   February  23 1/2   February  36.13
March        13 7/8   March      18 5/8   March     33 27/32 March     36 3/16  March     28 1/16  March     35.17
April        13 15/16 April      19 5/8   April     33 5/8   April     39 15/16 April     26 5/8   April     35.42
May          14 5/8   May        20       May       33 3/32  May       36 1/2   May       29 5/16  May       36.15
June         15 7/8   June       22 1/2   June      33 13/16 June      36 11/16 June      23 7/8   June      36.70
July         14 5/8   July       25 9/16  July      35 1/8   July      35 1/4   July      24 15/16 July      36.91
August       15 5/8   August     25 7/8   August    28       August    33 1/2   August    27 5/64  August    36.78
September    16 5/8   September  26 23/32 September 29 15/16 September 32 3/8   September 30 1/8   September 36.45
October      17 15/16 October    27 7/32  October   35 3/4   October   36 3/8   October   31 7/8   October   32.10
November     18 3/8   November   27 1/4   November  36 15/16 November  32 1/4   November  33 3/8   November  34.15
December     18 1/8   December   32 1/32  December  40 5/16  December  27 3/8   December  37 5/16  December  36.11

The closing price on January 25, 2002 was $35.49.

                           COMERICA INCORPORATED (CMA)

     Comerica Incorporated is a bank holding company which offers consumer banking, business banking and investment services. Comerica's consumer banking services include lending, mortgage services, deposit gathering, small business banking and private banking. Comerica's business banking services include middle-market lending, asset-based lending, large corporate banking and international financial services. Comerica's investment services include the sale of mutual fund and annuity products and disability and long-term care insurance products. The finance segment includes Comerica's securities portfolio and asset and liability management activities.

             Closing             Closing             Closing             Closing            Closing            Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000     Price     2001    Price
January      26 1/2   January    38 5/64  January    62 59/64 January    62 7/16  January   44 3/16  January   60.30
February     25 59/64 February   40 5/64  February   67 13/64 February   66 1/4   February  36 13/16 February  63.65
March        27 53/64 March      37 37/64 March      70 35/64 March      62 7/16  March     41 7/8   March     61.50
April        29       April      39       April      66 15/16 April      65 1/16  April     42 3/8   April     51.43
May          29 11/64 May        41 43/64 May        66 3/4   May        60 7/16  May       50 5/8   May       56.90
June         29 3/4   June       45 21/64 June       66 1/8   June       59 7/16  June      44 7/16  June      57.60
July         29 1/4   July       50 27/64 July       67 3/8   July       55 1/2   July      51       July      61.59
August       32 1/2   August     47 13/64 August     52 1/4   August     52 3/32  August    56 21/64 August    59.75
September    34 21/64 September  52 5/8   September  54 13/16 September  50 5/8   September 58 7/16  September 55.40
October      35 27/64 October    52 45/64 October    64 1/2   October    59 7/16  October   60 5/16  October   46.09
November     39       November   56 51/64 November   64 1/2   November   53       November  52 1/16  November  51.36
December     34 59/64 December   60 11/64 December   68 3/16  December   46 11/6  December  59 6/16  December  57.30

The closing price on January 25, 2002 was $57.07.

                           FIFTH THIRD BANCORP (FITB)

     Fifth Third Bancorp is a bank holding company which provides commercial, retail and trust banking services, data processing services, investment services, leasing and insurance services. Fifth Third provides its financial products and services, which include consumer banking and credit card services, mortgage services and leasing, to the retail, commercial, financial, governmental, educational and medical sectors. Fifth Third's operations are primarily located in the Midwestern United States.


             Closing             Closing             Closing             Closing            Closing            Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000    Price      2001     Price
January      14 1/64  January    22 59/64 January    33 57/64 January    45 5/8   January   44 1/4   January   59.25
February     15 3/16  February   24 45/64 February   35 7/64  February   44 3/64  February  34 45/64 February  53.81
March        17 3/16  March      22 31/32 March      38       March      43 61/64 March     42       March     53.44
April        16 3/8   April      22 7/64  April      36 43/64 April      47 51/64 April     42 5/64  April     53.76
May          16 9/64  May        22 57/64 May        32 53/64 May        45 29/64 May       45 21/64 May       58.87
June         16       June       24 5/16  June       42       June       44 3/8   June      42 11/64 June      60.05
July         15 21/64 July       28 5/64  July       41 1/2   July       43 3/8   July      41 5/16* July      63.02
August       15 45/64 August     26       August     35 29/64 August     44 11/64 August    46 3/16  August    58.30
September    17 7/32  September  29 1/16  September  38 21/64 September  40 9/16  September 53 7/8   September 61.48
October      18 9/16  October    28 1/2   October    44 11/64 October    49 13/16 October   51 3/8   October   56.42
November     20 47/64 November   31 21/64 November   44 1/4   November   46 43/64 November  53 5/8   November  60.09
December     18 39/64 December   36 21/64 December   47 35/64 December   48 59/64 December  59/3/4   December  61.33

The closing price on January 25, 2002 was $63.34.

                     FLEETBOSTON FINANCIAL CORPORATION (FBF)

     FleetBoston Financial Corporation is a financial services company engaged in the consumer and small business banking, commercial banking, international banking, corporate banking, principal investing, and investment management businesses. FleetBoston provides a variety of financial services, including institutional and investment banking, cash management, trade services, mortgage banking, discount brokerage services and other retail financial services. FleetBoston primarily operates in the United States and Latin America.


             Closing             Closing             Closing             Closing            Closing            Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000    Price      2001     Price
January      20       January    27       January    35 13/16 January    44 5/6   January   31 7/16  January   43.34
February     20 9/16  February   30 1/2   February   39 13/32 February   42 15/6  February  27 1/4   February  41.25
March        20 1/4   March      28 9/16  March      42 17/32 March      37 5/8   March     36 1/2   March     37.75
April        21 1/2   April      30 1/2   April      43 3/16  April      43 1/16  April     35 9/16  April     38.37
May          22 1/16  May        30 9/16  May        41       May        41 1/8   May       37 13/16 May       41.59
June         21 3/4   June       31 5/8   June       41 3/4   June       44 3/8   June      34       June      39.45
July         20 1/4   July       33 27/32 July       42 31/32 July       40 1/2   July      35 13/16 July      37.52
August       20 7/8   August     32 1/4   August     32 25/32 August     39 13/16 August    42 45/64 August    36.83
September    22 1/4   September  32 25/32 September  36 23/32 September  36 5/8   September 39       September 36.75
October      24 15/16 October    32 5/32  October    40       October    43 5/8   October   38       October   32.86
November     27 11/16 November   33 1/6   November   41 11/16 November   37 13/16 November  37 1/2   November  36.75
December     24 15/16 December   37 9/16  December   44 11/16 December   34 13/16 December  37 9/16  December  36.50

The closing price on January 25, 2002 was $34.98.

                                  KEYCORP (KEY)

     KeyCorp is a financial services company which, through its subsidiaries, provides a wide range of investment management, retail and commercial banking, retirement planning, consumer finance and investment banking products and services to corporate, individual and institutional clients. In addition to the traditional banking services, KeyCorp also provides specialized services, including personal and corporate trust services, personal financial services, mutual fund services, cash management services, investment banking and capital markets products and international banking services. KeyCorp provides services throughout the United States and to select international customers.


             Closing             Closing             Closing            Closing             Closing            Closing
   1996       Price     1997      Price     1998      Price     1999     Price      2000     Price     2001    Price
January      18 5/16  January    26 3/16  January    32 1/2   January   31 7/8    January   21       January   26.66
February     18 13/16 February   26 3/4   February   35 1/32  February  32 1/4    February  16 15/16 February  26.00
March        19 5/16  March      24 3/8   March      37 13/16 March     30 5/16   March     19       March     25.80
April        19 5/16  April      26 1/16  April      39 3/4   April     51 15/16  April     18 1/2   April     23.18
May          19 3/8   May        27 3/16  May        37 15/16 May       34 3/4    May       21       May       23.78
June         19 3/8   June       27 15/16 June       35 5/8   June      32 18     June      17 5/8   June      26.05
July         19 5/16  July       31 3/32  July       34       July      31 1/2    July      17 9/16  July      26.75
August       20 1/6   August     30 5/16  August     25 1/2   August    29        August    20 13/64 August    25.10
September    22       September  31 13/32 September  28 7/8   September 25 13/16  September 25 5/16  September 24.14
October      23 5/16  October    30 19/32 October    30 5/16  October   27 15/16  October   24 11/16 October   21.26
November     26 3/16  November   33 23/32 November   30 11/16 November  27        November  28 15/16 November  22.90
December     25 1/4   December   35 13/32 December   32       December  22 1/8    December  28       December  24.34

The closing price on January 25, 2002 was $25.34.

                       MARSHALL & ILSLEY CORPORATION (MI)

     Marshall & Ilsley Corporation is a bank and savings and loan association holding company which, through its subsidiaries, provides banking services to individual, institutional, corporate and governmental customers. In addition, M&I's affiliates provide investment management services, insurance services, trust services, equipment lease financing, commercial and residential mortgage banking, venture capital, brokerage services and financial advisory services. M&I operates primarily in the Midwestern states, and in Arizona, Florida and Nevada.


             Closing             Closing             Closing            Closing            Closing             Closing
   1996       Price     1997      Price     1998      Price     1999     Price     2000     Price     2001     Price
January      25 1/2   January    38       January    55 5/8   January   59 1/4   January   51 1/4   January    54.29
February     24 7/8   February   39 1/2   February   55 5/8   February  56       February  45 15/16 February   53.95
March        26 1/8   March      36 1/2   March      58 1/8   March     55 7/16  March     57 3/4   March      52.81
April        27       April      38 3/8   April      58 1/2   April     70       April     46 7/16  April      50.46
May          27 1/2   May        39 7/8   May        54       May       70       May       48 1/2   May        51.10
June         27 3/4   June       40 5/8   June       51 1/16  June      64 3/8   June      41 33/64 June       53.90
July         26 1/4   July       42 7/8   July       56 3/16  July      64 5/8   July      45 5/16  July       58.90
August       27 1/2   August     47       August     44       August    58 9/16  August    48 3/4   August     55.62
September    30 1/8   September  50 5/8   September  47 3/4   September 57 1/16  September 50 1/8   September  56.69
October      32 1/8   October    51 7/8   October    48 3/4   October   67 1/8   October   45 5/16  October    58.64
November     34       November   53 1/8   November   50 15/16 November  66 15/16 November  42 5/8   November   61.43
December     34 /58   December   62 1/8   December   58 7/16  December  62 13/16 December  50 53/64 December   63.28

The closing price on January 25, 2002 was $60.52.

                       MELLON FINANCIAL CORPORATION (MEL)

     Mellon Financial Corporation is a financial holding company which provides a range of financial services and products. Mellon provides retail and commercial banking services, wealth management and global investment management services for individual and institutional investors, global investment services for businesses and institutions and mutual fund management services. Mellon's regional banking services are primarily offered in the United States and in selected international markets.


             Closing             Closing             Closing             Closing            Closing            Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000    Price      2001     Price
January      13 13/16 January    18 21/32 January    30 3/16  January    33 1/2   January   34 5/16  January   46.60
February     13 31/32 February   20 3/32  February   31 5/32  February   33 13/16 February  30 1/8   February  46.31
March        13 13/16 March      18 3/16  March      31 3/4   March      35 3/16  March     29 3/4   March     40.52
April        13 7/16  April      20 25/32 April      36       April      37 5/32  April     32 1/8   April     40.93
May          14 9/32  May        21 7/8   May        33 23/32 May        35 11/16 May       38 5/8   May       45.82
June         14 1/4   June       22 9/16  June       34 27/32 June       36 3/8   June      36 7/16  June      44.81
July         13 3/16  July       25 7/32  July       33 11/16 July       33 3/4   July      37 11/16 July      38.02
August       13 27/32 August     24 1/16  August     26       August     33 3/8   August    45 17/64 August    35.25
September    14 13/16 September  27 3/8   September  27 1/2   September  33 5/8   September 46 3/8   September 32.33
October      16 1/4   October    26       October    30 1/16  October    36 15/16 October   48 1/4   October   33.60
November     18 1/16  November   28 11/32 November   31 19/32 November   36 7/16  November  46 7/8   November  37.39
December     17 3/4   December   30 5/16  December   34 3/8   December   34 1/16  December  49 3/16  December  37.62

The closing price on January 25, 2002 was $40.26.

                         NATIONAL CITY CORPORATION (NCC)

     National City Corporation is a bank holding company engaged in a variety of financial services. In addition to providing general retail and commercial banking services, National City provides retail sales and distribution, consumer finance, asset management and mortgage financing and service processing. National City primarily operates banking offices in Ohio, Kentucky, Illinois, Indiana, Michigan and Pennsylvania and has mortgage offices throughout the United States.


             Closing             Closing            Closing             Closing            Closing             Closing
   1996       Price     1997      Price     1998     Price     1999      Price     2000     Price     2001     Price
January      16 5/16  January    22 11/16 January   30 3/32  January    35 17/32 January   21 11/16 January    28.25
February     17 3/8   February   25 1/4   February  32 5/8   February   34 15/16 February  19 1/4   February   27.20
March        17 9/16  March      23 5/16  March     36 21/32 March      33 3/16  March     20 5/8   March      26.75
April        18 7/16  April      24 3/8   April     34 5/8   April      35 7/8   April     17       April      27.21
May          17 13/16 May        25 3/4   May       33 7/8   May        33 3/32  May       20       May        29.30
June         17 9/16  June       26 1/4   June      35 1/2   June       32 3/4   June      17 1/16  June       30.78
July         17 5/16  July       29 3/4   July      33 7/16  July       29 3/4   July      17 3/4   July       32.12
August       18 13/16 August     28 1/4   August    29 3/8   August     27 5/8   August    20 61/64 August     30.87
September    21 1/16  September  30 25/32 September 32 31/32 September  26 11/16 September 22       September  29.95
October      21 11/16 October    29 7/8   October   32 5/32  October    29 1/2   October   21 3/8   October    26.40
November     23 3/16  November   33 3/8   November  33 5/8   November   24 15/16 November  24 3/4   November   28.00
December     22 7/16  December   32 7/8   December  36 1/4   December   23 11/16 December  28 3/4   December   29.24

The closing price on January 25, 2002 was $29.19.

                        NORTHERN TRUST CORPORATION (NTRS)

     Northern Trust Corporation is a bank holding company that provides trust services, retail and commercial banking, treasury management services, securities lending, asset management services and financial record keeping. Northern Trust operates banking subsidiaries in Arizona, California, Colorado, Florida, Texas, Missouri, Nevada, Ohio, Washington, Wisconsin and Michigan; trust companies in Connecticut and New York; and various other non-bank subsidiaries, including a securities brokerage firm, a registered investment adviser and a retirement services company.

             Closing             Closing             Closing             Closing            Closing            Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000    Price      2001     Price
January      13 1/4   January    20 1/2   January    33 11/16 January    43 9/32  January   60 3/8   January   77.00
February     13 3/16  February   21 1/4   February   38 1/32  February   44 11/16 February  56 1/2   February  71.13
March        13 1/2   March      18 3/4   March      37 3/8   March      44 13/32 March     67 9/16  March     62.50
April        14 1/16  April      22 1/4   April      36 1/2   April      46 9/16  April     64 1/8   April     65.03
May          13 11/16 May        24 9/16  May        35 17/64 May        45 3/16  May       65 13/16 May       66.15
June         14 7/16  June       24 3/16  June       38 1/8   June       48 1/2   June      65 1/16  June      62.50
July         14 25/32 July       27 1/2   July       36 13/16 July       43 1/2   July      74 7/8   July      63.80
August       16 13/32 August     26 9/16  August     27 7/8   August     42 13/32 August    84 5/16  August    56.70
September    16 7/16  September  29 9/16  September  34 1/8   September  41 3/4   September 88 7/8   September 52.48
October      17 5/16  October    29 1/4   October    36 7/8   October    48 9/32  October   85 3/8   October   50.49
November     18 5/32  November   31 1/8   November   40 3/8   November   48 13/32 November  86 1/8   November  57.84
December     18 1/8   December   34 7/8   December   43 21/32 December   53       December  81 9/16  December  60.22

The closing price on January 25, 2002 was $60.38.

                  THE PNC FINANCIAL SERVICES GROUP, INC. (PNC)

         The PNC Financial Services Group, Inc. is a bank holding company and a financial holding company. PNC's major business include community banking, corporate banking, real estate finance, business credit, financial advisory services, and investment management. PNC's primary geographic markets include Pennsylvania, New Jersey, Delaware, Ohio and Kentucky.

             Closing             Closing             Closing             Closing            Closing            Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000    Price      2001     Price
January      30       January    39 3/4   January    51 9/6   January    51 3/16  January   48       January   74.02
February     30 5/8   February   42 1/4   February   55 1/2   February   52 1/16  February  38 11/16 February  69.50
March        30 3/4   March      40       March      49 15/16 March      55 9/16  March     45 1/16  March     67.75
April        30 1/4   April      41 1/8   April      60 7/16  April      57 7/8   April     43 5/8   April     65.07
May          30 3/8   May        41 7/8   May        57 3/4   May        57 1/4   May       50 3/16  May       69.25
June         29 3/4   June       41 3/4   June       53 7/8   June       57 5/8   June      46 7/8   June      65.79
July         29 1/8   July       45 3/4   July       53 15/16 July       52 7/8   July      50 7/8   July      66.35
August       31 1/4   August     43 1/4   August     43       August     52 5/16  August    58 61/64 August    66.59
September    33 3/8   September  48 13/16 September  45       September  52 11/16 September 65       September 57.25
October      36 1/4   October    47 1/2   October    50       October    59 5/8   October   66 7/8   October   54.90
November     39 1/2   November   53 13/16 November   51 9/16  November   55 3/4   November  66 1/2   November  57.95
December     37 5/8   December   56 15/16 December   54       December   44 1/2   December  73 1/16  December  56.20

The closing price on January 25, 2002 was $62.00.

                         STATE STREET CORPORATION (STT)

         State Street Corporation is a bank holding company specializing in serving institutional investors such as mutual funds and investment managers. Services for institutional investors include foreign exchange, cash management, securities lending, fund administration, daily pricing, portfolio accounting, banking services and deposit and short-term investment facilities. State Street also provides investment management and commercial lending services. State Street operates offices throughout the United States and internationally.

             Closing             Closing             Closing             Closing             Closing           Closing
   1996       Price     1997      Price     1998      Price     1999      Price      2000    Price     2001     Price
January      11 11/32 January    18 9/32  January    28       January    35 3/4   January    40 3/32  January    56.47
February     11 5/16  February   20 3/32  February   30 29/32 February   38 11/32 February   36 7/16  February   50.22
March        12 1/2   March      17 11/32 March      34 1/32  March      41 1/8   March      48 7/16  March      46.70
April        12 15/32 April      19 11/16 April      35 3/4   April      43 3/4   April      48 7/16  April      51.89
May          13 1/32  May        22 5/16  May        34 15/32 May        38 1/8   May        55 3/4   May        54.97
June         12 3/4   June       23 1/8   June       34 3/4   June       42 11/16 June       53 1/32  June       49.49
July         12 9/16  July       28 1/32  July       34 23/32 July       35 7/16  July       50 3/16  July       53.77
August       13 17/32 August     24 15/16 August     26 1/32  August     29 15/16 August     58 7/8   August     48.56
September    14 11/32 September  30 15/32 September  27 9/32  September  32 5/16  September  65 3/64  September  45.50
October      15 27/32 October    27 7/8   October    31 3/16  October    38 1/16  October    62 3/8   October    45.54
November     16 29/32 November   29 3/4   November   34 5/16  November   36 23/32 November   64 1/2   November   52.34
December     16 5/32  December   29 3/32  December   35 1/16  December   36 17/32 December   62 7/64  December   52.25

The closing price on January 25, 2002 was $54.71.

                           SUNTRUST BANKS, INC. (STI)

     SunTrust Banks, Inc. is a bank holding company which provides traditional financial services to consumers and businesses. SunTrust's primary businesses include deposit credit, trust and investment services. Through its subsidiaries, SunTrust provides mortgage services, insurance, auto leasing services, asset management, data processing and information services, discount brokerage and investment banking services. SunTrust's operations are located primarily in the southern United States.

             Closing             Closing             Closing             Closing             Closing            Closing
   1996       Price     1997      Price     1998      Price     1999      Price      2000    Price      2001     Price
January      34 9/16  January    50       January    69 1/4   January    70 7/16  January    59 9/16  January    66.90
February     35 15/16 February   51 3/8   February   73 3/4   February   67 15/16 February   50 13/16 February   65.73
March        35       March      46 3/8   March      75 3/8   March      62 1/4   March      57 3/4   March      64.80
April        35 1/4   April      50 3/4   April      81 7/16  April      71 1/2   April      50 3/4   April      63.50
May          36 1/2   May        53 3/8   May        79       May        67 1/2   May        59 3/4   May        61.42
June         37       June       55 1/16  June       81 5/16  June       69 7/16  June       45 11/16 June       64.78
July         36 3/4   July       64 3/16  July       73       July       64 1/2   July       47 7/8   July       69.25
August       38 3/8   August     62 1/2   August     56 1/16  August     64 5/16  August     49 25/64 August     68.30
September    41       September  67 15/16 September  62       September  65 3/4   September  49 7/8   September  66.60
October      46 5/8   October    64 13/16 October    69 11/16 October    73 3/16  October    48 13/16 October    59.86
November     50 3/4   November   71       November   69 13/16 November   69 7/8   November   50 13/16 November   63.26
December     49 1/4   December   71 3/8   December   76 1/2   December   68 13/16 December   63       December   62.70

The closing price on January 25, 2002 was $63.17.

                          SYNOVUS FINANCIAL CORP. (SNV)

         Synovus Financial Corp. is a bank holding company that provides a range of financial services. Synovus is primarily engaged in commercial, mortgage and retail banking, trust, securities brokerage and insurance services. Synovus is also engaged in transaction processing which includes credit, debit, commercial and retail card processing and related services and debt collection and bankruptcy management services. Synovus primarily offers its banking services in the southeastern United States.

             Closing             Closing             Closing             Closing             Closing            Closing
   1996       Price     1997      Price     1998      Price     1999      Price      2000    Price      2001     Price
January      8 21/64  January    14 7/16  January    21 61/64 January    24 7/8   January    19       January    27.67
February     8 43/64  February   15 1/2   February   23 1/2   February   23 13/16 February   16 3/8   February   27.82
March        10       March      13 7/64  March      24 3/4   March      20 1/2   March      16 7/8   March      27
April        10       April      16 11/64 April      23 29/64 April      22 1/8   April      18 9/16  April      28.78
May          10 7/32  May        17 11/64 May        22 7/16  May        20 1/8   May        20       May        30.38
June         9 39/64  June       18 3/8   June       23 3/4   June       19 7/8   June       17 5/8   June       31.38
July         10 11/64 July       18 51/64 July       22 1/4   July       18 5/16  July       18       July       34.15
August       10 39/64 August     17 29/64 August     18 3/16  August     18 13/16 August     19 45/64 August     30.80
September    11 9/16  September  14 53/64 September  19 3/4   September  18 11/16 September  21 3/16  September  27.60
October      13 9/32  October    14 1/2   October    23 3/16  October    21 7/16  October    21 9/16  October    23.02
November     14 9/16  November   21 19/64 November   22 1/16  November   20       November   22 1/8   November   23.50
December     14 9/32  December   21 53/64 December   24       December   19 7/8   December   26 15/16 December   25.05

The closing price on January 25, 2002 was $28.46.

                               U.S. BANCORP (USB)

     U.S. Bancorp is a bank holding company which provides wholesale banking, consumer banking payment systems, wealth management, and capital markets services to individuals, businesses, government entities and other financial institutions. U.S. Bancorp's bank and trust subsidiaries provide a range of fiduciary activities for individuals, estates, foundations, corporations and charitable organizations. U.S. Bancorp also provides investment services, data processing, leasing and brokerage services. U.S. Bancorp primarily operates in the Midwestern and western United States and is the parent company of Firstar Bank and U.S. Bank.

             Closing             Closing             Closing             Closing            Closing           Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000    Price     2001     Price
January      17 1/2   January    25 21/64 January   36 1/2    January   33 11/16 January    22 3/16  January   29.55
February     19 13/64 February   26 11/64 February  38 23/64  February  32 5/16  February   18 5/16  February  23.20
March        19 7/8   March      24 21/64 March     41 37/64  March     34 1/16  March      21 7/8   March     23.20
April        20 5/64  April      25 37/64 April     42 21/64  April     37 1/16  April      20 5/16  April     21.18
May          20 1/8   May        27 21/64 May       39 1/8    May       32 1/2   May        26       May       22.30
June         19 21/64 June       28 29/64 June      43        June      33 3/8   June       19 1/4   June      22.79
July         20 27/64 July       29 43/64 July      46        July      31 1/8   July       19 3/16  July      23.74
August       21 27/64 August     29 3/16  August    34 1/8    August    30 7/8   August     21 49/64 August    24.24
September    22 19/64 September  22 11/64 September 35 3/8    September 30 3/16  September  22 3/4   September 22.18
October      22       October    33 57/64 October   36 7/16   October   37 1/16  October    24 3/16  October   17.78
November     24 19/64 November   35 51/64 November  37        November  34 3/16  November   24 3/16  November  18.98
December     22 3/4   December   37 5/16  December  35 1/2    December  23 13/16 December   29 3/16  December  20.93

The closing price on January 25, 2002 was $21.43.

                            WACHOVIA CORPORATION (WB)

         Wachovia Corporation is a bank holding company which provides a variety of consumer and business banking products and services, including credit card services, treasury and trust administration, asset and wealth management, and securities brokerage services. Wachovia primarily offers its services to middle market corporations and consumers. Wachovia operates primarily in the eastern United States.

             Closing             Closing             Closing             Closing            Closing           Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000    Price     2001     Price
January      28 15/16 January    41 13/16 January   47 7/8    January   52 1/2   January    33 7/16  January   33.93
February     30 1/4   February   43 7/8   February  52 5/8    February  53 5/16  February   29 1/2   February  32.37
March        30 3/16  March      40 9/16  March     56 13/16  March     53 7/16  March      37 1/4   March     33.00
April        30 3/4   April      42       April     60 3/8    April     55 1/8   April      31 7/8   April     29.97
May          30 9/16  May        42 15/16 May       55 1/4    May       46 3/16  May        35 3/16  May       32.25
June         30 7/16  June       46 1/4   June      58 1/4    June      47 1/8   June       24 13/16 June      34.94
July         31 3/4   July       50 23/32 July      60 1/4    July      46       July       25 13/16 July      35.40
August       31 15/16 August     48 1/16  August    48 1/8    August    41 1/2   August     28 61/64 August    34.42
September    33 3/8   September  50 1/16  September 51 3/16   September 35 5/8   September  32 3/16  September 31.00
October      36 3/8   October    49 1/16  October   58        October   42 3/4   October    30 5/16  October   28.60
November     38 3/16  November   48 3/4   November  60 3/4    November  38 3/4   November   25 1/8   November  30.95
December     37       December   51 1/4   December  60 13/16  December  32 15/16 December   27 13/16 December  31.36

The closing price on January 25, 2002 was $33.85.

                             WELLS FARGO & CO. (WFC)

         Wells Fargo & Co. is a financial services company and a bank holding. Wells Fargo's subsidiaries engage in retail, commercial and corporate banking activities. Wells Fargo also provides mortgage banking, leasing, securities brokerage, venture capital and investment banking activities and trust services. Wells Fargo primarily operates in the mid-western and western United States.

             Closing             Closing             Closing             Closing            Closing           Closing
   1996       Price     1997      Price     1998      Price     1999      Price     2000    Price     2001     Price
January      17 3/16  January    23 13/16 January   36 7/16   January   35       January    40       January   51.51
February     18 1/4   February   24 7/8   February  41        February  36 3/4   February   33 1/16  February  49.64
March        18 3/8   March      23 1/8   March     419/16    March     35 1/16  March      40 3/4   March     49.47
April        18 1/16  April      24 15/16 April     39 7/8    April     43 3/16  April      41 1/16  April     46.97
May          17 7/16  May        26 3/4   May       38 7/8    May       40       May        45 1/4   May       47.08
June         17 7/16  June       28 1/8   June      37 1/2    June      42 3/4   June       38 3/4   June      46.43
July         17 3/4   July       31 17/32 July      36 1/8    July      39       July       41 1/2   July      46.06
August       18 13/16 August     28 23/32 August    29 3/4    August    39 13/16 August     43 13/64 August    46.01
September    20 3/8   September  30 5/8   September 36        September 39 5/8   September  45 15/16 September 44.45
October      21 15/16 October    32 1/16  October   37 3/16   October   47 7/8   October    46 5/16  October   39.50
November     23 3/8   November   37 7/16  November  36 1/8    November  46 1/2   November   47 7/16  November  42.80
December     21 3/4   December   38 3/4   December  39 15/16  December  40 7/16  December   55 11/16 December  43.47

     The closing price on January 25, 2002 was $47.10.

================================================================================







                                 [HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts

                          Regional Bank HOLDRSSM Trust



                             ----------------------

                               P R O S P E C T U S
                             ----------------------








                                January 29, 2002


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

     See Exhibit Index.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 29, 2002.


                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                        INCORPORATED


                                      By:                  *
                                          --------------------------------------
                                          Name:   John J. Fosina
                                          Title:  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 29, 2002.

                  Signature                         Title

                      *                   Chief Executive Officer,
    ------------------------------------  Chairman of the Board and Director
               E. Stanley O'Neal


                      *                    Director
    ------------------------------------
              George A. Schieren


                     *                    Director
    ------------------------------------
           Thomas H. Patrick


                     *                    Chief Financial Officer
    ------------------------------------
             John J. Fosina


                     *                    Controller
    ------------------------------------
           Dominic A. Carone


    *By: /s/ MITCHELL M. COX              Attorney-in-Fact
         -------------------------------

            Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

     *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

     *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

     *5.1 Opinion of Shearman & Sterling regarding the validity of the Regional
          Bank HOLDRS Receipts, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

     *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

    *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

    *24.2 Power of Attorney of Dominic A. Carone filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

     24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

------------------
* Previously filed.